Exhibit 3.3

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov
	In the office of	Document Number 20100856850-45
Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)
	ROSS MILLER Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/15/2010 12:16 PM
Entity Number E0242662005-9
 USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
 For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

RENAISSANCE BIOENERGY, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is amended to read as follows:

1.	Name of Corporation. The name of the corporation is “ASPA GOLD CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation * have voted in favor of the amendment is: 197,000,000

4. Effective date of filing (optional):                                                           ________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

X  SCOTT PUMMILL, CEO, Renaissance Bioenergy, Inc.
     Scott Pummill

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                                  Nevada Secretary of State
                       Revised on: 03/06/09